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                                                                   EXHIBIT 2.1.7

                           STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made and entered into this 1st day of July 1997, by and between The Price Trust u/t/d 10/5/84 (the "Seller"), FirstAmerica Automotive, Inc., a Delaware corporation (the "Purchaser") and Smart Nissan, Inc., a California corporation (the "Corporation").

     WHEREAS, Seller owns 40,000 shares of stock of the Corporation, which represents 100% of the total outstanding capital stock of the Corporation.

     WHEREAS, Purchaser desires to acquire the 40,000 shares of capital stock of the Corporation held by the Seller in accordance with and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in recognition of the representations set forth above and in consideration of the mutual covenants hereafter contained, the parties hereto agree as follows:

1.   INCORPORATION OF RECITALS.  The recitals set forth hereinabove are
     --------------------------
incorporated herein by this reference.

2.   STOCK PURCHASE.  Subject to the terms and conditions set forth in this
     ---------------
Agreement, Seller agrees to convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to acquire from Seller, 40,000 shares of the capital stock of the Corporation (the "Shares").

3.   PURCHASE PRICE.
     ---------------

     3.1 AMOUNT. Purchaser shall pay to Seller as consideration for the acquisition of the Shares hereunder, the sum of $600,000.00.

     3.2 PAYMENT. The purchase price for the Shares shall be paid in cash upon the Closing.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser represents and
     --------------------------------------------
warrants to Seller as follows:

     4.1 POWER AND AUTHORITY. Purchaser has the requisite power and authority to enter into and perform this Agreement. This Agreement has been (and each other agreement, document or instrument contemplated hereby, will at or prior to the Closing be) duly executed and delivered by the Purchaser. No approvals or consents of any person or entity other than the Purchaser are necessary in connection with the Purchaser's power and authority to perform its obligations pursuant to this Agreement. This Agreement constitutes (and at the Closing, each other agreement, document or instrument contemplated hereby will constitute) the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     4.2 NO MISREPRESENTATION. None of the representations and/or warranties made by the Purchaser hereunder contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading.

5.   REPRESENTATIONS AND WARRANTIES OF SELLER.  The Seller and the Corporation
     ----------------------------------------
jointly and severally represent and warrant to the Purchaser as follows:

     5.1 POWER AND AUTHORITY. The Seller and the Corporation have the requisite power and authority to enter into and perform this Agreement and to convey and transfer the capital Shares of the

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Corporation as provided in this Agreement. This Agreement has been (and each other agreement, document or instrument contemplated hereby, will at or prior to the Closing be) duly executed and delivered by the Seller and the Corporation. No approvals or consents of any person or entity is necessary in connection with Seller's and the Corporation's power and authority to perform their respective obligations pursuant to this Agreement. This Agreement constitutes (and at the Closing, each other agreement, document or instrument contemplated hereby will constitute) the legal, valid and binding obligation of the Seller and the Corporation enforceable against Seller and the Corporation in accordance with its terms.

     5.2 CORPORATE ORGANIZATION AND GOOD STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly authorized, qualified, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted.

     5.3 ARTICLES OF INCORPORATION, BY-LAWS AND MINUTE BOOKS. True, complete and correct copies of the Articles of Incorporation and By-Laws of the Corporation, each as amended to date, have been furnished to Purchaser. The stock records and minute books of the Corporation, all of which have been made available to Purchaser, contain true and complete minutes and records of all meetings, proceedings and other actions of the stockholders and directors of the Corporation from the date of organization.

     5.4 AUTHORIZED CAPITALIZATION. The authorized capital stock of the Corporation consists of 75,000 shares of common stock. The number of issued and outstanding shares of stock of the Corporation is 40,000. All issued and outstanding shares of the Corporation are owned by the Seller and are validly issued and outstanding, fully paid and non-assessable, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind. All of the outstanding shares of the Corporation were offered, issued, sold and delivered by the Corporation in compliance with all applicable state and federal laws concerning the issuance of securities. None of the shares of the Corporation which are outstanding were issued in violation of any preemptive rights held by any past or present shareholder of the Corporation. The Corporation does not have any outstanding options, warrants, rights or other securities, plans, contracts or agreements which give the holder thereof or any other person the right to purchase any shares of the Corporation's capital stock or which are convertible into or exercisable for any shares of such capital stock or under which any such option, warrant, or right or security may be issued in the future. The Corporation does not have any obligation, whether contingent or otherwise, to purchase, redeem, or otherwise acquire any of its equity securities or interests therein or pay a dividend or make any distribution with respect thereto.

     5.5 UNIONS. Except as set forth on Schedule 5.5 attached hereto and incorporated herein by this reference, the Corporation is not a party to any arrangement with any union, and no employees of the Corporation are represented by any labor union or covered by any collective bargaining agreement, nor, to the knowledge of the Seller, is any effort to establish such representation in progress. There is no pending or, to the knowledge of the Seller, threatened labor dispute involving the Corporation or any of its employees.

     5.6 INSURANCE. Set forth on Schedule 5.6 attached hereto and incorporated herein by this reference is an accurate list, as of the date of this Agreement, of all insurance policies of the Corporation, including an accurate list of all insurance losses, including workers' compensation claims, of the Corporation for the past three policy years.

     5.7 EMPLOYEE PLANS. Set forth on Schedule 5.7 attached hereto and incorporated herein by this reference is a complete and accurate list of all employee benefit plans, including without limitation, all

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pension, profit sharing, deferred compensation, bonus, and multi-employer plans and other plans currently maintained or sponsored by the Corporation, or to which the Corporation contributes or has an obligation to contribute in the future. To the knowledge of the Seller and the Corporation, each of the plans referenced on Schedule 5.7 attached is in substantial compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No plan has incurred an accumulated funding deficiency, as defined for purposes of the Internal Revenue Code and ERISA, and the Corporation does not have any direct or indirect obligation or liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service for any excise tax or penalty. Neither the Corporation nor any ERISA Affiliate (i.e., each business which is treated together with the Corporation as a single employer under Section 4001(a)(14) of ERISA or Internal Revenue Code Section 414(b), (c),
(m), (n) or (o)) has incurred or expects to insure any withdrawal liability to any multiemployer plan.

     5.8  LITIGATION; CONFORMITY WITH THE LAW.  Except as set forth on Schedule
5.8 attached hereto and incorporated herein by this reference, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Seller, threatened against or affecting the Corporation or any of its properties at law or in equity, or before or by any federal, state, municipal, or any other governmental department, commission, board, bureau, agency, or instrumentality, having jurisdiction with respect to the Corporation, and no notice of any claim, action, suit, or proceeding, whether pending or threatened, has been received. The Corporation has conducted its business in substantial compliance with all federal, state and local statutes, ordinances, permits, licenses, orders, variances, rules and regulations. Except as set forth on Schedule 5.8, the Corporation is not subject to any order of any Court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

     5.9 ENVIRONMENTAL MATTERS. None of the Corporation's assets has ever been used by the Corporation or, to the best of the Corporation's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; none of the Corporation's assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or property of the Corporation; the Corporation does not have any contingent liability in connection with the release of any hazardous substances into the environment, including third-party releases onto property that the Corporation owns or operates; and the Corporation has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by the Corporation relating to the release or disposal of hazardous waste or hazardous substances. Except as set forth on Schedule 5.9 attached hereto and incorporated herein by this reference, the Corporation has not at any time owned or leased any real estate having underground storage tanks.

     5.10 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     5.11 TITLE TO STOCK OF SELLER. The Seller has good title to all of the Shares held by the Seller. All of the Shares are free and clear of restrictions on or conditions to transfer or assignment, other than any restrictions imposed by any governmental agency, and are free and clear of all mortgages, liens, options, pledges, charges, encumbrances, equities, claims, easements or restrictions.

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     5.12 NO MISREPRESENTATION.  None of the representations and/or warranties made by the Seller and Corporation hereunder contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which are made, not misleading.

     5.13 FINANCIAL CONTRIBUTION. Seller has paid to the Corporation the sum of $600,000.00 for the Shares. Seller has received no compensation or distributions from the Corporation other than reimbursement for funds expended by Seller or affiliates of Seller on behalf of the Corporation.

6.   CONDITIONS TO PURCHASER'S OBLIGATIONS TO CLOSE.   The obligations of
     ----------------------------------------------
Purchaser under this Agreement are subject to fulfillment of the conditions set forth below. Purchaser shall have the right to waive in writing all or part of any one or more of the following conditions without releasing Seller or the Corporation from any liability for any loss or damage sustained by Purchaser by reason of the breach by Seller or the Corporation of any covenant, obligation or agreement contained herein, or by reason of any misrepresentation made by Seller or the Corporation and upon such waiver may proceed with the transactions contemplated by this Agreement.

     6.1  AGREEMENTS AND CONDITIONS.   On or before the Closing Date, Seller and
the Corporation shall have complied with and duly performed in all material respects all agreements and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement.

     6.2  REPRESENTATIONS AND WARRANTIES.   The representations and warranties
of Seller and the Corporation contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     6.3 NO LEGAL PROCEEDINGS. No action or proceeding shall have been instituted or threatened to restrain or prohibit the acquisition by Purchaser or the conveyance by Seller of the Shares or which might result in any material adverse change in the business, prospects or financial or other condition of the Corporation.

     6.4 LOSS, DAMAGE OR DESTRUCTION. Between the date hereof and the Closing Date, there shall not have been any material loss, damage or destruction of the assets of the Corporation, and there shall have been no development which would have a material adverse effect on the Corporation.

     6.5  CONSENTS.   Purchaser shall have received the written approval of
Nissan Motor Corporation U.S.A. ("Franchiser") designating Purchaser or its designee as the duly authorized dealer for the sales and service of such Franchiser's automobiles at 807 East Francisco Boulevard, San Rafael, California, free of any material condition which is adverse to Purchaser, and Purchaser and Franchiser shall have entered into a customary dealer sales and service agreement. All permits and licenses necessary to enable Purchaser to conduct the Franchise and service facilities shall have been obtained. All other requisite consents and approvals shall have been obtained.

     6.6 DELIVERIES. On the Closing Date, Seller shall deliver to Purchaser, executed by Seller in blank for transfer to Purchaser, all issued and outstanding share certificates evidencing the Shares, and all corporate documentation and records, including Articles of Incorporation, Bylaws and minute books. Seller shall further deliver to Seller a written resignation of all offices and directorships held by Seller in the Corporation.

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7. CONDITIONS OF SELLER'S OBLIGATIONS TO CLOSE.  The obligations of Seller
   -------------------------------------------
under this Agreement are subject to fulfillment of the conditions set forth below. Seller shall have the right to waive in writing all or part of any one or more of the following conditions without, however, releasing Purchaser from any liability for any loss or damage sustained by Seller by reason of the breach by Purchaser of any covenant, obligation or agreement contained herein, or by reason of any misrepresentation made by Purchaser and upon such waiver may proceed with the transactions contemplated by this Agreement.

     7.1 AGREEMENTS AND CONDITIONS. On or before the Closing Date, Purchaser shall have complied with and duly performed in all material respects all of the agreements and conditions on its part required to be complied with or performed pursuant to this Agreement.

     7.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER.   The representations and
warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     7.3 DELIVERIES. On the Closing Date, Purchaser shall deliver to Seller the sum of $600,000.00 as and for the purchase price for the Shares, and any executed transfer documentation form(s) required by the Department of Corporations reflecting the transfer of the Shares.

8.   NO OTHER REPRESENTATIONS. Except as specifically set forth herein, no party
     -------------------------
to this Agreement makes any representations or warranties.

9.   CLOSING.  The closing of this transaction (the "Closing" or the "Closing
     --------
Date") shall take place on satisfaction of the conditions set forth in Sections 6 and 7 above.

10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The parties hereto agree that
     -------------------------------------------
the representations and warranties contained herein and the obligations set forth in Sections 6 and 7 hereof shall survive the execution and delivery hereof and the Closing hereunder for a period of five (5) years subsequent to the Closing.

11.  FURTHER ASSURANCES.  The parties hereto each agree to execute such other
     -------------------
documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

12.  NOTICES.  Any notice or other communication required or permitted to be
     --------
given under this Agreement ("Notices") shall be in writing and shall be (i) personally delivered; (ii) delivered by a reputable overnight courier; or (iii) delivered by certified mail, return receipt required and deposited in the U.S. Mail, postage prepaid. Notices shall be deemed received at the earlier of actual receipt or (i) one (1) business day after deposit with an overnight courier as evidenced by a receipt of deposit; or (ii) three (3) business days following deposit in the U.S. Mail, as evidenced by a return receipt. Notices shall be directed to the parties at their respective addresses shown below and to the Escrow Holder at the address shown below or such other address as either party may, from time to time, specify in writing to the other in the manner described above:

               THE PURCHASER:    FirstAmerica Automotive, Inc.
                                 100 The Embarcadero, Penthouse
                                 San Francisco, CA  94105

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                                 Attn:  W. Bruce Bercovich
                                 Fax No.: (415) 512-9277

               WITH COPY TO:     W. Bruce Bercovich, Esq.
                                 Kay & Merkle
                                 100 The Embarcadero, Penthouse
                                 San Francisco, California 94105
                                 Fax No.:  (415) 512-9277

               THE SELLER:       The Price Trust
                                 1500 Collins Avenue
                                 Colma, CA  94014
                                 Attn:  Thomas A. Price
                                 Fax No.: (415) 756-3945

               TO CORPORATION:   1500 Collins Avenue
                                 Colma, CA  94014
                                 Attn:  Thomas A. Price
                                 Fax No.: (415) 756-3945

13.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between
     -----------------
the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

14.  INUREMENT.  This Agreement shall be binding on and shall inure to the
     ---------
benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

15.  CALIFORNIA LAW.  This Agreement shall be governed by and be construed
     --------------
according to the laws of the State of California.

16.  ATTORNEYS' FEES.  In the event of any litigation or arbitration between the
     ----------------
parties, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in connection with such litigation or arbitration.

17.  SEVERABILITY.  If any provision of this Agreement or the application of any
     -------------
provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

18.  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
     -------------
which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PURCHASER:                          SELLER:

FirstAmerica Automotive, Inc.       The Price Trust u/t/d 10/5/84



By:   /s/ Thomas A. Price                   By: /s/ Thomas A. Price
      __________________________               _________________________
      Thomas A. Price, President               Thomas A. Price, Trustee


                                         THE CORPORATION:

                                         Smart Nissan, Inc.


                                         By: /s/ Thomas A. Price
                                             ________________________
                                             Thomas A. Price, President

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                                   SCHEDULES



Schedule 5.5        Unions
Schedule 5.6        Insurance
Schedule 5.7        Employee Plans
Schedule 5.8        Litigation; Conformity with the Law
Schedule 5.9        Environmental Matters

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